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                                                                EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Danninger Medical Technology, Inc. on Form S-8 (file numbers 33-26211, 33-39336, 33-61995 and 33-91610) or our reports dated March 27, 1996, on our audits of the consolidated financial statements of Danninger Medical Technology, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

Columbus, Ohio
March 29, 1996